UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  November 18, 2010

CFS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

INDIANA
(State or Other Jurisdiction of Incorporation)

000-24611	35-2042093
(Commission File Number)	(IRS Employer Identification No.)

707 Ridge Road, Munster, Indiana	46321
(Address of Principal Executive Offices)	(Zip Code)

(219) 836-5500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  8.01      Other Events.

On November 18, 2010, CFS Bancorp, Inc. (the “Company”) and its banking subsidiary, Citizens Financial Bank, entered into a Standstill Agreement (the “Agreement”) with PL Capital, LLC, John W. Palmer, Richard J. Lashley, and certain affiliates thereof (the “PL Capital Parties”). Mr. Palmer was elected to the Company’s Board of Directors (the “Board”) at its 2010 Annual Meeting of Shareholders (the “2010 Meeting”) as a result of the proxy contest conducted by the PL Capital Parties seeking to elect Mr. Palmer to the Board.

Under the terms of the Agreement, the PL Capital Parties agree that from the date of the Agreement and continuing through the first business day following the date on which the Company’s 2012 Annual Meeting of Shareholders (the “2012 Meeting”) is held (the “Standstill Period”), among other things, (1) to vote the shares of the Company’s common stock beneficially owned by them in favor of the directors nominated by the Board for election at the Company’s 2011 Annual Meeting of Shareholders (the “2011 Meeting”) and the 2012 Meeting; (2) to vote the shares of the Company’s common stock beneficially owned by them in accordance with the recommendation of the Company’s Board with respect to any other proposal not involving the election of directors at any annual or special meeting of shareholders of the Company held during the Standstill Period; and (3) not to bring any shareholder proposals before the 2011 Meeting or the 2012 Meeting.

Furthermore, the PL Capital Parties agreed not to (1) initiate any acquisition of assets of the Company; (2) form, join, or participate in a group (as defined under federal securities laws), other than the group involving the PL Capital Parties, for the purpose of acquiring, holding, voting, or disposing of the Company’s securities; (3) seek to control management of the Company; (4) seek to remove any member of the Board; (5) participate in the solicitation of proxies or consents of shareholders of the Company; (6) seek a change in control of management of the Company; (7) call or seek to call a special meeting of shareholders of the Company; or (8) assist, induce, or encourage any other person to take any of the above actions.

In view of the agreement of the PL Capital Parties to the terms summarized above and as further set forth in the Agreement, the Board has determined to reimburse the PL Capital Parties for their out-of-pocket expenses incurred in connection with their efforts to nominate and elect Mr. Palmer to the Company’s Board of Directors at the 2010 Meeting in an amount equal to $150,000.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM  9.01        Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit is filed herewith.

Exhibit Number	Description
99.1	Standstill Agreement dated as of November 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CFS BANCORP, INC.

Date: November 23, 2010	By:	/s/ Joyce M. Fabisiak
Joyce M. Fabisiak
Vice President